Exhibit 10.2

FORM OF AMENDMENT TO WARRANT

OF

TIMBER PHARMACEUTICALS, INC.

THIS AMENDMENT (this “Amendment”), dated as of August 25, 2023, to that certain Warrant, dated as of [●] (the “Warrant”), representing a right to purchase from Timber Pharmaceuticals, Inc., a Delaware corporation (the “Company”), [●] shares (the “Warrant Shares”) of the common stock of the Company, par value $0.001 (the “Shares”), is entered by and between the Company and the undersigned (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant.

WHEREAS, the Holder, as of the date of this Amendment, is the holder of those Warrants described on Exhibit A;

WHEREAS, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated August 20, 2023, by and among the Company, LEO US Holding, Inc., a Delaware corporation, LEO Spiny Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of LEO US Holding, Inc., and LEO Pharma A/S, a Danish Aktieselskab (the “LEO Acquisition”);

WHEREAS, the Holder and the Company desire to amend the Warrant such that in the event of the LEO Acquisition, the terms of this Amendment shall control; [and]

WHEREAS, pursuant to Section [5(l) / 9 / 10] of the Warrant, the Warrant can be modified or amended or the provisions thereof waived with the written consent of the [Holder / the holders of a majority in interest of the Warrant issued and outstanding (the “Required Holders”)] and the Company[; and

WHEREAS, the Required Holders have consented to the amendments provided herein].

NOW THEREFORE, the Holder and the Company agree to amend the Warrant as follows:

Section 1.         Warrant Consideration.     In the event of the consummation of the LEO Acquisition, the Company and the Holder hereby acknowledges and agrees that the Holder shall:

(a)      within thirty (30) days of the public announcement of the LEO Acquisition pursuant to a preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission, but in no event later than one (1) Business Day prior to the consummation of the LEO Acquisition, with respect to all outstanding Warrant Shares issuable upon the exercise of the Warrant immediately prior to the consummation of the LEO Acquisition, at the Holder’s election, either:

(i) exercise the Warrant with respect to all such Warrant Shares and receive, at the closing of the LEO Acquisition, the corresponding Merger Consideration to be paid in accordance with Section 2.05 of the Merger Agreement and the Contingent Value Rights Agreement, to be entered into in connection with the LEO Acquisition by and between Parent and a rights agent selected by Parent and reasonably acceptable to the Company; or

1 NTD: Include Section 5(l) for each of the Series 1, Series 2, August and November Warrants. Include Section 9 for the Series A Warrants. Include Section 10 for the Bridge Warrants.

2 NTD: Individual holder consent is required to amend each of the Series A and Bridge Warrants. Consent of a majority of the holders is required to amend each of the Series 1, Series 2, August and November Warrants.

(ii) elect that the Company purchase, at the closing of the LEO Acquisition, the Warrant for an amount in cash equal to the Black Scholes Value (the “Black Scholes Consideration”); provided, that to the extent that the Holder has not exercised the Warrant in accordance with clause (i) above, the Holder shall be deemed to have elected to receive the Black Scholes Consideration;

(b)      irrevocably and unconditionally relinquish and waive any right, option or election pursuant to the Warrant (i) to exchange the Warrant for any securities in any acquiring corporation, the Company (other than a valid exercise prior to the closing of the LEO Acquisition) or in any Successor Entity, (ii) to have any Successor Entity assume in writing or otherwise any or all of the obligations of the Company under the Warrant (other than the payment of the Merger Consideration or Black Scholes Consideration which will remain an obligation of the Company pursuant to Section 2), (iii) to have any Successor Entity deliver a security of such Successor Entity, or (iv) to have any Successor Entity succeed to, and be substituted for, the provisions of the Warrant referring to the “Company” or to have any Successor Entity added to the term “Company” under the Warrant; and

(c)      irrevocably and unconditionally (i) waive any right to receive notice under Section [3(f)(ii) / 8 / 9] of the Warrant in connection with the LEO Acquisition and (ii) release, and forever disclaim all real or perceived claims, demands, causes of action, obligations, liabilities, damages, losses, agreements, promises, rights, controversies, cost, or expenses of any kind or nature, whether known or unknown, suspected or unsuspected, fixed or contingent against the Company or any Successor Entity, to which Holder is entitled, or at any time prior hereto may have had against the Company or any Successor Entity, resulting from such right to receive notice.

Section 2.          Payment. Payment of either the corresponding Merger Consideration or the Black Scholes Consideration, as elected by the Holder pursuant to Section 1(a), shall be made by the Company or its designee as promptly as practicable after consummation of the LEO Acquisition, but in no event later than five (5) Trading Days following the consummation of the LEO Acquisition. Upon such payment by any Successor Entity or its designee, the Warrant shall be cancelled and the Warrant Holder shall have no further rights under the Warrant and will not be entitled to receive any future or contingent consideration with respect to the Warrant, and neither the Company nor any Successor Entity shall have any further obligations under or with respect to the Warrant.

Section 3.          Representations and Warranties. The Holder hereby represents and warrants to the Company as follows: (a) the Holder is the holder of record of those Warrants described on Exhibit A; (b) the execution, delivery and performance of this Amendment by the Holder has been duly and validly authorized by all necessary action on the part of the Holder; (c) the Holder has all requisite power, authority, and legal capacity to execute and deliver this Amendment; (d) this Amendment, when executed and delivered by the Holder, will constitute the legal, valid, and binding obligations of the Holder and will be enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, and similar laws affecting creditors generally and by the availability of equitable remedies.

Section 4.          Miscellaneous.

(a)      This Amendment shall be effective upon receipt by the Company of this Amendment duly executed and delivered by the Company and the Holder. [With respect to all other [Series 1/ Series 2/ August / November] Warrants not governed by this Amendment (the “Other Warrants”), this Amendment shall be effective upon receipt of the Company of amendments substantially identical in form and substance to this Amendment duly executed and delivered by the Company and [all other holders / the holders of a majority in interest of the Warrant issued and outstanding], which together with the Holder represent the required holders necessary to amend the Warrant and the Other Warrants (such date, the “Effective Date”).]

3 NTD: Include Section 3(f)(ii) for each of the Series 1, Series 2, August and November Warrants. Include Section 8 for the Series A Warrants. Include Section 9 for the Bridge Warrants.

(b)      Except as set forth herein, the Warrant shall remain in full force and effect and shall represent the right to purchase that number of Warrant Shares set forth on Exhibit A. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Amendment may also be executed and delivered by a facsimile or pdf, which shall be deemed an original.

(c)     Each party to this Amendment shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

(d)      All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by Section [5(e) / 10 / 11].

(e)      Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

(f)       This Amendment, the Warrant and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Amendment, the Warrant and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g)      This Amendment shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

[Signature Page Follows]

4 NTD: To include for each of the Series 1, Series 2, August and November Warrants. To remove for each of the Series A and Bridge Warrants.

5 NTD: To include Section 5(e) for each of the Series 1, Series 2, August and November Warrants. To include Section 10 for each of the Series A Warrants. To include Section 11 for each of the Bridge Warrants.

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

TIMBER PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Warrant Amendment]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

[HOLDER]

By:
Name:
Title:

[Signature Page to Warrant Amendment]

EXHIBIT A

Holder	Warrant	Warrant Issue Date	Warrant Shares (outstanding as of August 25, 2023)	Exercise Price (per Warrant Share)
[●]	[●]	[●]	[●]	[●]